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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of The Shaw Group Inc.:

         Form S-8 No. 333-02666 (dated March 25, 1996)
         Form S-3 No. 333-04570 (dated May 3, 1996)
         Form S-3 No. 333-30493 (dated July 1, 1997)
         Form S-8 No. 333-36315 (dated September 24, 1997)
         Form S-3 No. 333-62757 (dated September 2, 1998)
         Form S-8 No. 333-87175 (dated September 16, 1999)
         Form S-3 No. 333-44542 (dated August 25, 2000)
         Form S-3 No. 333-62848 (dated June 12, 2001)
         Form S-8 No. 333-62852 (dated June 12, 2001)
         Form S-8 No. 333-62856 (dated June 12, 2001)
         Form S-3 No. 333-62978 (dated June 14, 2001)
         Form S-3 No. 333-84408 (dated March 15, 2002)
         Form S-3 No. 333-90058 (dated June 7, 2002)

of our report dated October 11, 2002 (except Note 14, as to which the date is November 1, 2002), with respect to the consolidated financial statements of The Shaw Group Inc. included in this Annual Report (Form 10-K) for the year ended August 31, 2002.




                                                           /s/ Ernst & Young LLP
                                                           ---------------------

New Orleans, Louisiana
November 22, 2002